EXHIBIT 5
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OPINION OF PEABODY & BROWN


                    [LETTERHEAD OF PEABODY & BROWN]

April 3, 1998


Banyan Strategic Realty Trust
150 South Wacker Drive
Chicago, Illinois  60606

     Re:   Banyan Strategic Realty Trust
           Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Banyan Strategic Realty Trust, a Massachusetts business trust (the "Trust"), in connection with the Shares to be issued by the Trust upon the exercise of options granted by the Trust under the Trust's 1997 Omnibus Stock and Incentive Plan, as amended to date (the "Plan").

     For purposes of this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of: (i) the Trust's Declaration of Trust, as amended to date; (ii) records of the proceedings of the Trust as we deemed necessary or appropriate as a basis for the opinions set forth herein; and (iii) those matters of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of these documents submitted to us as copies.

     We are admitted to the practice of law only in the Commonwealth of Massachusetts and, accordingly, we do not purport to be experts on the laws of any other jurisdiction nor do we express an opinion as to the laws of jurisdictions other than the laws of the Commonwealth of Massachusetts.

     On the basis of, and in reliance upon, the foregoing, and subject to the qualifications contained herein, we are of the opinion that the Shares, when issued in accordance with the Plan for the consideration set forth therein, will be validly issued, fully-paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.


                            Respectfully submitted,

                            /s/ Peabody & Brown

                            PEABODY & BROWN